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                                                                    Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 2004 Stock Incentive Plan of Inhibitex, Inc. of our report dated March 24, 2005, with respect to the financial statements of Inhibitex, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

                                       /s/ Ernst & Young LLP

Atlanta, Georgia
October 19, 2005